UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2021

SHENANDOAH TELECOMMUNICATIONS COMPANY

(Exact name of registrant as specified in its charter)

Virginia	0-9881	54-1162807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Shentel Way,

Edinburg, Virginia 22824

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (540) 984-4141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (No Par Value)	SHEN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	Entry into a Material Definitive Agreement.

On July 1, 2021, Shenandoah Telecommunications Company, (“Shentel” or the “Company”), entered into a Credit Agreement (the “Credit Agreement”) with various financial institutions party thereto (the “Lenders”) and CoBank, ACB, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). The Credit Agreement provides for three credit facilities (collectively, the “Facilities”), in an aggregate amount equal to $400 million: (i) a $100 million five-year revolving credit facility (the “Revolver”), (ii) a $150 million five-year delay draw amortizing term loan (the “Term Loan A-1”) and (iii) a $150 million seven-year delay draw amortizing term loan (the “Term Loan A-2” and, together with the Term Loan A-1, the “Term Loans”). The Credit Agreement includes a provision under which the Company may request that additional term loans be made to it in an amount not to exceed the sum of (1) the greater of (a) $75 million and (b) 100% of Consolidated EBIDTA (as defined in the Credit Agreement), calculated on a pro forma basis in accordance with the Credit Agreement, plus (2) an additional unlimited amount subject to a maximum Total Net Leverage Ratio (as defined in the Credit Agreement) of 4.00:1.00, calculated on a pro forma basis in accordance with the Credit Agreement, subject to the receipt of commitments from one or more lenders for any such additional term loans and other customary conditions.

The availability of the Facilities to the Company is subject to the satisfaction or waiver of certain customary conditions set forth in the Credit Agreement. The Company may use the proceeds from the Revolver and the Term Loans to finance capital expenditures, provide working capital, and for other general corporate purposes of the Company and its subsidiaries, including the payment of fees and expenses in connection with the foregoing. The Term Loans will be repaid in quarterly principal installments commencing on the last day of the first full calendar quarter ending after July 1, 2023, with the unpaid balance of the Term Loans due at maturity, as set forth in the Credit Agreement.

Rates for borrowing under the Credit Agreement are based, at the Company’s election, upon whether the borrowing is a LIBOR loan or a base rate loan. LIBOR loans will bear interest at an adjusted LIBOR rate (which shall be no less than 0.00%) plus an applicable margin ranging from 1.50% to 2.75% for the Term Loan A-1 and the Revolver and from 1.50% to 3.00% for the Term Loan A-2, depending on the Company’s Total Net Leverage Ratio. Base rate loans will bear interest at a base rate plus an applicable margin ranging from 0.50% to 1.75% for the Term Loan A-1 and the Revolver and from 0.50% to 2.00% for the Term Loan A-2, depending on the Company’s Total Net Leverage Ratio. In addition, under the terms of the Credit Agreement, the Company agrees to pay the Lenders under the Revolver a fee on undrawn portions of the Revolver from time to time. This fee rate is dependent on the Company’s Total Net Leverage Ratio and ranges from a rate per annum equal to 0.200% to 0.375%.

The Credit Agreement contains representations and warranties, and affirmative and negative financial covenants usual and customary for similar secured credit facilities, each of which are applicable to the Company and its subsidiaries, including covenants governing the ability of the Company and its subsidiaries, subject to negotiated exceptions, to incur additional indebtedness and additional liens on their assets, engage in mergers or acquisitions or dispose of assets, pay dividends or make other distributions, enter into transactions with affiliated persons, make investments or change the nature of the Company’s and its subsidiaries’ businesses. The Company is also subject to certain financial covenants to be measured on a trailing twelve month basis on the last day of each calendar quarter. These covenants include:

•	maintaining a Total Net Leverage Ratio (as defined in the Credit Agreement) not greater than 4.25 to 1.00 (subject to customary increased leverage periods following certain qualifying acquisitions); and

•	maintaining a Debt Service Coverage Ratio (as defined in the Credit Agreement) not less than 2.00 to 1.00.

Indebtedness outstanding under any of the Facilities may be accelerated upon the occurrence of an Event of Default (as defined in the Credit Agreement).

The Administrative Agent and many of the Lenders and their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services, or other services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As discussed under Item 1.01 above, on July 1, 2021, Shentel entered into the Credit Agreement. The information set forth in Item 1.01 is incorporated herein by reference. Shentel has not made any borrowing under the Credit Agreement as of this date.

ITEM 9.01.	Financial Statements and Exhibits

(d)       Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated July 1, 2021, among Shenandoah Telecommunications Company, certain of its subsidiaries, CoBank ACB, as administrative agent, and the other lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

This Current Report on Form 8-K contains forward-looking statements about Shentel regarding, among other things, its business strategy, its prospects and its financial position. These statements can be identified by the use of forward-looking terminology such as "believes," "estimates," "expects," "intends," "may," "will," "should," "could," or "anticipates" or the negative or other variation of these or similar words, or by discussions of strategy or risks and uncertainties. The forward-looking statements are based upon management's beliefs, assumptions and current expectations and may include comments as to Shentel's beliefs and expectations as to future events and trends affecting its business that are necessarily subject to uncertainties, many of which are outside Shentel's control. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved, and actual results may differ materially from those contained in or implied by the forward-looking statements as a result of various factors. A discussion of other factors that may cause actual results to differ from management's projections, forecasts, estimates and expectations is available in Shentel's filings with the Securities and Exchange Commission. Those factors may include natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as COVID-19, changes in general economic conditions, increases in costs, changes in regulation and other competitive factors. The forward-looking statements included are made only as of the date of the statement. Shentel undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY

Date: July 1, 2021	By:	/s/ James J. Volk
Senior Vice President – Chief Financial Officer
(Principal Accounting and Principal Financial Officer)